Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-273784) and Form S-8 (No. 333-257755) of Healthcare Realty Trust Incorporated (the "Company") of our reports dated February 19, 2025, relating to the consolidated financial statements and schedules, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Nashville, Tennessee
February 19, 2025